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                              FIFTH AMENDMENT

     This Fifth Amendment (the "Amendment") is made and entered into as of the 7th day of January, 1997, by and between ZML-North Central Plaza Three Limited Partnership ("Landlord") by its agent, Equity Office Holdings, L.L.C., a Delaware limited liability company and Management Alliance Corporation, a Texas corporation ("Tenant").

                                WITNESSETH

A. WHEREAS, Landlord and Tenant are parties to that certain lease dated the 19th of December, 1994 currently containing approximately 47,669 rentable square feet of space described as Suite No(s). 100, 220, 250, 260, 350, 400, and 1170 on the 1st, 2nd, 3rd, 4th and 11th floor(s) of the building commonly known as North Central Plaza Three the address of which is 12801 North Central Expressway, Dallas, Texas (the "Building"), which lease has been previously amended or assigned by instrument(s) dated February 20, 1995, February 22, 1995, November 3, 1995 and October 24, 1996 (collectively, the "Lease"); and

B. WHEREAS, Tenant has requested that additional space consisting of approximately 287 rentable square feet on the 1st floor of the Building shown on Exhibit A hereto (the "Fifth Expansion Space") be added to the Premises and that the Lease be appropriately amended, and Landlord is willing to do the same on the terms and conditions hereinafter set forth;

     NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained and other good.and valuable consideration the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant agree as follows:

     I. EXPANSION AND EFFECTIVE DATE. Effective as of the Fifth Expansion Effective Date (as hereinafter defined), the Premises is increased from 47,669 rentable square feet on the 1st, 2nd, 3rd, 4th, and 11th floor(s) to 47,956 rentable square feet on the 1st, 2nd, 3rd, 4th and 11th floor(s) by the addition of the Fifth Expansion Space. The lease term for the Fifth Expansion Space shall commence on the Fifth Expansion Effective Date and end on the Extended Termination Date. The Fifth Expansion Space is subject to all the terms and conditions of the Lease except as expressly modified herein and except that Tenant shall not be entitled to receive any allowances, abatement or other financial concession granted with respect to the Premises unless such concessions are expressly provided for herein with respect to the Fifth Expansion Space.

     II. The Fifth Expansion Effective Date shall be the later to occur of (i) February 1, 1997 and (ii) the date the initial improvements to the Fifth Expansion Space are substantially completed, provided, however, the Fifth Expansion Effective Date shall be no later than May 1, 1997.

     III. MONTHLY BASE RENTAL. In addition to Tenant's obligation to pay Base Rental for the Premises, Tenant shall pay Landlord the sum of Twenty-Five Thousand Six Hundred Forty and 83/100 Dollars ($25,640.83) as Base Rental for the Fifth Expansion Space in seventy-three (73) monthly installments as follows:

     A. Thirteen (13) equal installments of $324.55 each payable on or before the first day of each month during the period beginning February 1, 1997 and ending February 28, 1998.

     B. Twenty-four (24) equal installments of $340.81 each payable on or before the first day of each month during the period beginning March 1, 1998 and ending February 29, 2000.

     C. Thirty-six (36) equal installments of $367.84 each payable on or before the first day of each month during the period beginning March 1, 2000 and ending February 28, 2003.

     All such Base Rental shall be payable by Tenant in accordance with the terms of Article V. of the Lease.

     IV. TENANT'S PRO RATA SHARE. For the period commencing with the Fifth Expansion Effective Date and ending on the Extended Termination Date, Tenant's Pro Rata Share for the Fifth Expansion Space is one tenth percent (0.10%).

     V. BASIC COSTS. For the period commencing with the Fifth Expansion Effective Date and ending on the Extended Termination Date,

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          A.   the Base Year for the computation of Tenant's Pro Rata Share of
          Basic Costs applicable to the Fifth Expansion Space shall be in accordance with Exhibit B-2 of the Lease.

     VI.  IMPROVEMENTS TO FIFTH EXPANSION SPACE.

          A. Tenant has inspected the Fifth Expansion Space and agrees to accept the same "as is" without any agreements, representations, understandings or obligations on the part of Landlord to perform any alterations, repairs or improvements, except as may be expressly provided otherwise in this Amendment.

          B. COST OF IMPROVEMENTS TO FIFTH EXPANSION SPACE. Provided Tenant is not in default, Tenant shall be entitled to receive an improvement allowance (the "Fifth Expansion Improvement Allowance") in an amount not to exceed Thirty-Seven Hundred Thirty-One and No/100 Dollars ($3,731.00) to be applied toward the cost of performing initial construction, alteration or improvement of the Fifth Expansion Space, including but not limited to the cost of space planning, design and related architectural and engineering services. In the event the total cost of the initial improvements to the Fifth Expansion Space exceeds the Fifth Expansion Improvement Allowance, Tenant shall pay for such excess upon demand. The entire unused balance of the Fifth Expansion Improvement Allowance, if any, shall accrue to the sole benefit of Landlord. Landlord shall pay such Fifth Expansion Improvement Allowance directly to the contractors retained to perform the construction, design or related improvement work to the Fifth Expansion Space.

          C. RESPONSIBILITY FOR IMPROVEMENTS TO FIFTH EXPANSION SPACE. Landlord shall enter into a direct contract for the initial improvements to the Fifth Expansion Space with a general contractor selected by Tenant, subject to Landlord's reasonable approval. Tenant shall devote such time in consultation with Landlord or Landlord's architect as may be required to provide all information Landlord deems necessary in order to enable Landlord to complete, and obtain Tenant's written approval of, the plans for the initial improvements to the Fifth Expansion Space in a timely manner. All plans for the initial improvements to the Fifth Expansion Space shall be subject to Landlord's consent, which consent shall not be unreasonably withheld. If the cost of such improvements exceeds the Fifth Expansion Improvement Allowance, then prior to commencing any construction of improvements to the Fifth Expansion Space, Landlord shall submit to Tenant a written estimate setting forth the anticipated cost, including but not limited to the cost of space planning, design and related architectural and engineering services, labor and materials, contractor's fees, and permit fees. Within a reasonable time thereafter, Tenant shall either notify Landlord in writing of its approval of the cost estimate or specify its objections thereto and any desired changes to the proposed improvements. In the event Tenant notifies Landlord of such objections and desired changes, Tenant shall work with Landlord to reach a mutually acceptable alternative cost estimate.

     VII. OTHER PERTINENT PROVISIONS. Landlord and Tenant agree that the Lease shall be amended in the following additional respects:

          A. PARKING. Effective as of the Fifth Expansion Effective Date, Landlord shall provide Tenant, with respect to the Fifth Expansion Space, one (1) unreserved parking Permit.

          B. SIGNAGE ACCELERATED EXPIRATION DATE. Effective as of the date hereof, the Signage Accelerated Expiration Date is hereby revised from December 31, 1999 pursuant to the Third Amendment to February 29, 2000

    VIII. MISCELLANEOUS.

          A. This Amendment sets forth the entire agreement between the parties with respect to the matters set forth herein. There have been no additional oral or written representations or agreements.

          B. Except as herein modified or amended, the provisions, conditions and terms of the Lease shall remain unchanged and in full force and effect.

          C. In the case of any inconsistency between the provisions of the Lease and this Amendment, the provisions of this Amendment shall govern and control.

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          D.   Submission of this Amendment by Landlord is not an offer to enter into this Amendment but rather is a solicitation for such an offer by Tenant. Landlord shall not be bound by this Amendment until Landlord has executed and delivered the same to Tenant.

          E. The capitalized terms used in this Amendment shall have the same definitions as set forth in the Lease to the extent that such capitalized terms are defined therein and not redefined in this Amendment.

          F. This Amendment shall be of no force and effect unless and until accepted by any guarantors of the Lease, who by signing below shall agree that their guarantee shall apply to the Lease as amended herein, unless such requirement is waived by Landlord in writing.

          G. Tenant hereby represents to Landlord that Tenant has dealt with no broker other than Mark D. Jordan in connection with this Amendment. Tenant agrees to indemnify and hold Landlord and the Landlord Related Parties harmless from all claims of any brokers claiming to have represented Tenant in connection with this Amendment.

          H. TENANT HEREBY WAIVES ALL RIGHTS TO PROTEST THE APPRAISED VALUE OF THE PROPERTY OR TO APPEAL THE SAME AND ALL RIGHTS TO RECEIVE NOTICES OF REAPPRAISALS AS SET FORTH IN SECTIONS 41.413 AND 42.015 OF THE TEXAS TAX CODE.

      IN WITNESS WHEREOF, Landlord and Tenant have duly executed this Amendment as of the day and year first above written.

WITNESSES; ATTESTATION               LANDLORD: ZML - North Central Plaza Three
                                     Limited Partnership


                                     BY: EQUITY OFFICE HOLDINGS, L.L.C., a
                                     Delaware limited liability company,
                                     as agent


                                     By:    /s/ Kim J. Koehn
----------------------                  ---------------------------------------
                                     Name:  Kim J. Koehn
----------------------                    -------------------------------------
                                     Title: SVP
                                           ------------------------------------


                                     TENANT: Management Alliance Corporation, a Texas corporation

                                     By:   /s/ ?????????
----------------------                  ---------------------------------------
                                     Its:  Secretary
----------------------                   --------------------------------------


                                     GUARANTOR: Diversified Corporate Resources,
                                     Inc., a Texas corporation (as successor in interest to Diversified Human Resources Group, Inc., a Texas corporation)


                                     By:   /s/ ???????
----------------------                  ---------------------------------------
                                     Its:  President
----------------------                   --------------------------------------

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                                 EXHIBIT A

                          Fifth Expansion Space




                                  [MAP]